                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        Date of Report: December 14, 1998


                           EOTT ENERGY PARTNERS, L.P.
             (Exact name of registrant as specified in its charter)


                         Commission File Number 1-12872


           Delaware                                            76-0424520
---------------------------------                          -------------------
 (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                          Identification No.)


        1330 Post Oak Blvd.
            Suite 2700
           Houston, Texas                                         77056
----------------------------------------                 -----------------------
(Address of principal executive offices)                        (Zip Code)


                                 (713) 993-5200
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                           EOTT ENERGY PARTNERS, L.P.

                                TABLE OF CONTENTS



                                                                                               Page
Item 2.  Acquisition or Disposition of Assets.................................................   3

Item 7.  Financial Statements, Pro Forma Financial Information, and Exhibits

(a)   Koch Pipeline L.P. and Koch Oil Company
      Statement of Assets Available for Disposal

         Report of Independent Auditors.......................................................   6
         Statement of Assets Available for Disposal - December 31, 1997.......................   7


(b)  Unaudited Pro Forma Consolidated Balance Sheet

     EOTT Energy Partners, L.P.
     Unaudited Pro Forma Consolidated Balance Sheet

         Unaudited Pro Forma Consolidated Balance Sheet
         - December 31, 1997..................................................................  11

         Notes to Unaudited Pro Forma Consolidated Balance Sheet..............................  12


(c)  Exhibits
                     23.1           Consent of Ernst & Young LLP

                           EOTT ENERGY PARTNERS, L.P.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS


     Effective December 1, 1998, EOTT Energy Partners, L.P. (the "Partnership" or "EOTT"), through its affiliated partnerships, EOTT Energy Operating Limited Partnership and EOTT Energy Pipeline Limited Partnership, closed a previously announced transaction to purchase certain crude oil gathering and transportation assets in key oil producing regions from Koch Pipeline Company, L.P., a subsidiary of Koch Industries, Inc., and Koch Oil Company, a division of Koch Industries, Inc. (collectively "Koch"). The transaction has almost tripled EOTT's pipeline mileage, almost doubled crude oil lease barrels under contract and should strengthen profitability and cash flow.

     The acquisition included approximately 3,900 miles of crude oil pipelines, crude transport trucks, meter stations, vehicles, storage tanks and contracts for approximately 220,000 lease barrels of crude oil per day from production in 11 central and western states including Texas, Oklahoma, Kansas and California (the "Assets").

     The total estimated purchase price was approximately $235.5 million and included consideration given to Koch of $184 million in cash, 2,000,000 Common Units and 2,000,000 Subordinated Units. EOTT financed the cash portion of the purchase price through borrowings from Enron Corp. ("Enron"), the parent of EOTT Energy Corp., the general partner of the Partnership, consisting of a $77 million bridge loan due December 31, 1999 and $107 million of term debt, due December 31, 1999. EOTT has also entered into a $1 billion credit facility with Enron that provides increased credit support for the Partnership.

     The Assets acquired from Koch, which complement EOTT's core crude oil gathering and transportation business, should result in substantial economies of scale and should strengthen EOTT's ability to serve customers throughout North America. This substantial acquisition should enhance EOTT's ability to fund Common Unit distributions from cash flow.

     Since the Assets have historically been used to support Koch's integrated revenue producing activities, EOTT does not believe that the historical operational results of the Assets provide a meaningful basis for evaluating the results of operations that the Assets acquired would have realized had they been part of EOTT. In addition, EOTT believes that complete pre-acquisition financial statements for the Assets would not be relevant to a Unitholders' understanding of EOTT's future operations. Therefore, complete pre-acquisition financial statements for the Assets have not been included in this Form 8-K. However, a historical Koch Statement of Assets Available For Disposal as of December 31, 1997 and an EOTT unaudited pro forma consolidated balance sheet as of December 31, 1997, reflecting the acquisition of the Assets together with the acquisition of similar assets from Koch on July 1, 1998, have been included in this Form 8-K.

This Form 8-K includes forward looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts included in this Form 8-K, including, without limitation, statements regarding the effects of the acquisition of the Assets on EOTT's future financial position and cash available for distribution to Unitholders, are forward looking statements. Although EOTT believes that its expectations reflected in such forward looking statements are based on reasonable assumptions, no assurance can be given that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the expectations reflected in the forward looking statements herein include, but are not limited to, EOTT's success integrating the Assets into EOTT's field and administrative operations, the ability of the Partnership to continue purchasing crude oil under the contracts acquired, prevailing market conditions (including purchase and sales prices for crude oil in the areas in which EOTT operates), and EOTT's success in hedging its position and other factors.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS










                         Koch Pipeline Company, L.P. and
                                Koch Oil Company

                   Statement of Assets Available for Disposal


                                December 31, 1997



                                Table of Contents



Report of Independent Auditors...........................................................................6

Financial Statements

Statement of Assets Available for Disposal...............................................................7

Notes to Statement of Assets Available for Disposal......................................................8


                         Koch Pipeline Company, L.P. and
                                Koch Oil Company


                         Report of Independent Auditors



The Board of Directors
Koch Pipeline Company, L.P.
and Koch Oil Company

We have audited the accompanying statement of assets available for disposal of Koch Pipeline Company, L.P. and Koch Oil Company (collectively, the Company) as of December 31, 1997. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of assets available for disposal is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of assets available for disposal. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of assets available for disposal. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 2, the statement referred to above has been prepared in accordance with the purchase and sale agreements between the Company, EOTT Energy Partners, L.P., EOTT Energy Operating Limited Partnership and EOTT Energy Pipeline Limited Partnership and is not intended to be a complete presentation of the Company's assets and liabilities.

In our opinion, the statement referred to above presents fairly, in all material respects, the assets available for disposal of the Company at December 31, 1997, pursuant to the purchase and sale agreements described in Note 1, in conformity with generally accepted accounting principles.



                                                              ERNST & YOUNG LLP

Wichita, Kansas
October 15, 1998

                         Koch Pipeline Company, L.P. and
                                Koch Oil Company

                   Statement of Assets Available for Disposal

                                December 31, 1997



Inventories                                                      $ 25,954,435

Property, plant and equipment                                     321,175,722
   Less accumulated depreciation                                  162,349,792
                                                                 ------------
Net property, plant and equipment                                 158,825,930
                                                                 ------------
Total assets available for disposal                              $184,780,365
                                                                 ============


See accompanying notes.

                         Koch Pipeline Company, L.P. and
                                Koch Oil Company

                          Notes to Statement of Assets
                             Available for Disposal




1. Disposal of Certain Assets

On July 1, 1998 and September 21, 1998, EOTT Energy Partners, L.P., EOTT Energy Operating Limited Partnership and EOTT Energy Pipeline Limited Partnership (collectively, EOTT) entered into purchase and sale agreements (the Agreements) with Koch Pipeline Company, L.P., a subsidiary of Koch Industries, Inc., and Koch Oil Company, a division of Koch Industries, Inc., (collectively, Koch or the Company) to acquire from the Company and its affiliates certain crude oil gathering and transportation assets, including certain pipelines, crude transport trucks, meter stations, vehicles, storage tanks and Koch's interest in certain crude oil lease purchase contracts for $212,500,000 cash, 2,000,000 common units of EOTT Energy Partners, L.P. and 2,000,000 subordinated units of EOTT Energy Partners, L.P. The assets available for disposal are primarily located in the midwestern and southern areas of the United States.

2. Basis of Presentation

The accompanying special purpose financial statement has been prepared to present the historical book values, as of December 31, 1997, of those assets of Koch available for disposal as specifically identified in the Agreements. As described in Note 3, EOTT has the ability to ultimately exclude certain inactive pipeline assets from the acquisition. Additionally, the amount of crude oil inventory to be acquired by EOTT is subject to a final adjustment. The accompanying statement of assets available for disposal includes all assets identified in the Agreements, including those which may ultimately be excluded or adjusted.

3. Significant Accounting Policies

Inventories

Inventories are valued at the lower of cost, determined on the last-in, first-out (LIFO) method, or market.

Inventories consist of crude oil held for resale. If the first-in, first-out
(FIFO) method of costing inventory had been used, inventory carrying values would have been $4,184,360 higher at December 31, 1997.

As specified in the Agreements, EOTT will acquire 1,725,967 barrels of crude oil inventory from the Company. This amount is subject to final adjustment, as mutually agreed upon by the Company and EOTT, not to exceed 80,422 barrels. The amount of the final adjustment, if any, is not yet known, and the historical book value of the barrels available for sale are included in the accompanying special purpose financial statement.

                         Koch Pipeline Company, L.P. and
                                Koch Oil Company

                          Notes to Statement of Assets
                             Available for Disposal


3. Significant Accounting Policies - continued

Property, Plant and Equipment

Property, plant and equipment are carried at cost. Depreciation is computed primarily using the straight-line method with three- to 18-year lives. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period. The cost of maintenance and repairs is charged to expense as incurred; significant renewals and betterments are capitalized. The Company records impairment losses on long-lived assets used in operations or held for disposal when events and circumstances indicate the assets might be impaired.

Under the terms of the Agreements, EOTT has the right to exclude certain inactive pipelines having a diameter of less than six inches not to exceed 5% of total inactive pipelines having a diameter of less than six inches available for disposal, as defined, from the assets acquired from Koch. The amount of pipeline ultimately excluded, if any, is not yet known, and the historical book values of all property, plant and equipment available for sale are included in the accompanying special purpose financial statement.

As of December 31, 1997, property, plant and equipment consisted of the following:



Land                                                   $  1,768,724
Buildings                                                 5,930,688
Pipelines and transport assets                          287,780,197
Gas liquids plant                                        19,898,529
Other                                                     5,797,584
                                                       ------------
Total                                                  $321,175,722
                                                       ============



Use of Estimates

The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions affecting the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                           EOTT ENERGY PARTNERS, L.P.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET


     The following unaudited pro forma consolidated balance sheet of EOTT Energy Partners, L.P. ("EOTT"), and related notes thereto, reflects the effects of (i) the acquisition of certain crude oil gathering and transportation assets from Koch Pipeline Company, L.P., a subsidiary of Koch Industries, Inc., and Koch Oil Company, a division of Koch Industries, Inc. (collectively, "Koch"), on December 1, 1998 for $184 million in cash, 2,000,000 Common Units and 2,000,000 Subordinated Units and (ii) the acquisition of similar assets from Koch on July 1, 1998 for $28.5 million in cash. The assets acquired from Koch on December 1, 1998 and July 1, 1998 are collectively referred to as the Koch Assets.

     The unaudited pro forma consolidated balance sheet reflects the acquisition of the Koch Assets as if the acquisitions had occurred on December 31, 1997. The acquisitions of the Koch Assets have been accounted for as asset purchases. The unaudited pro forma consolidated balance sheet reflects EOTT's acquisitions of the Koch Assets for approximately $212.5 million in cash, 2,000,000 Common Units and 2,000,000 Subordinated Units. The unaudited pro forma consolidated balance sheet also reflects approximately $11 million in transaction costs.

     The unaudited pro forma consolidated balance sheet should be read in conjunction with the historical financial statements of EOTT included in its Annual Report on Form 10-K for the year ended December 31, 1997, EOTT's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, and the Koch Statement of Assets Available for Disposal included elsewhere herein. The pro forma adjustments are based on preliminary information about the Koch Assets. Final purchase price allocations will be based on more complete evaluations and may differ from those shown herein. However, the management of EOTT believes that the assumptions utilized provide a reasonable basis for presenting the significant effects of the acquisitions and the financing and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma consolidated balance sheet.

                           EOTT ENERGY PARTNERS, L.P.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                DECEMBER 31,1997
                                 (In Thousands)




                                                                Historical                        Pro Forma
                                                         -------------------------      -------------------------------
                                                            EOTT        Koch Assets     Adjustments           Adjusted
                                                         ----------     -----------     -----------          ----------
       ASSETS

Current Assets
   Cash and cash equivalents .......................     $    3,737     $       --     $       --            $    3,737
   Trade and other receivables, net of allowance
      for doubtful accounts of $1,660 ..............        463,983             --             --               463,983
   Inventories .....................................        173,637         25,954          4,184(A)            203,775
   Other ...........................................          7,603             --             --                 7,603
                                                         ----------     ----------     ----------            ----------
     Total current assets ..........................        648,960         25,954          4,184               679,098
                                                         ----------     ----------     ----------            ----------

Property, Plant and Equipment, at cost .............        224,528        321,176        (87,361)(A)           458,343
   Less: Accumulated depreciation ..................         97,224        162,350       (162,350)(A)            97,224
                                                         ----------     ----------     ----------            ----------
     Net property, plant and equipment .............        127,304        158,826         74,989               361,119
                                                         ----------     ----------     ----------            ----------

Other Assets, net of amortization ..................          6,657             --             --                 6,657
                                                         ----------     ----------     ----------            ----------

Total Assets .......................................     $  782,921     $  184,780     $   79,173            $1,046,874
                                                         ==========     ==========     ==========            ==========

         LIABILITIES AND CAPITAL

Current Liabilities
   Trade accounts payable ..........................     $  586,897     $       --     $       --            $  586,897
   Note payable - affiliate ........................         39,300             --        (39,300)(C)                --
   Short-term borrowings - affiliate ...............         70,000             --             --                70,000
   Bridge loan - affiliate .........................             --             --         76,800(B)             76,800
   Term debt - affiliate ...........................             --             --        175,000(B)(C)         175,000
   Other ...........................................         11,575             --         11,000(A)             22,575
                                                         ----------     ----------     ----------            ----------
     Total current liabilities .....................        707,772             --        223,500               931,272
                                                         ----------     ----------     ----------            ----------



Long - Term Liabilities ............................            281             --             --                   281
                                                         ----------     ----------     ----------            ----------

Additional Partnership Interests ...................         12,775             --             --                12,775
                                                         ----------     ----------     ----------            ----------

Partners' Capital/ Net Assets
   Common Unitholders ..............................          7,490             --         27,660(A)             35,150
   Special Unitholders .............................         25,060             --             --                25,060
   Subordinated Unitholders ........................         28,169             --         12,000(A)             40,169
   General Partner .................................          1,374             --            793(A)              2,167
   Net Assets ......................................             --        184,780       (184,780)(A)                --
                                                         ----------     ----------     ----------            ----------
     Total Partners' Capital/Net Assets ............         62,093        184,780       (144,327)              102,546
                                                         ----------     ----------     ----------            ----------

Total Liabilities and Capital/Net Assets ...........     $  782,921     $  184,780     $   79,173            $1,046,874
                                                         ==========     ==========     ==========            ==========


The accompanying notes are an integral part of this unaudited pro forma consolidated balance sheet.

                           EOTT ENERGY PARTNERS, L.P.
             NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET


(A) Record the adjustment for the fair value of the total consideration given for: (i) the purchase of certain crude oil gathering and transportation assets from Koch Pipeline Company, L.P., a subsidiary of Koch Industries Inc., and Koch Oil Company, a division of Koch Industries, Inc. (collectively "Koch") on December 1, 1998 for approximately $235.5 million and (ii) the purchase of similar Koch assets in West Texas by EOTT on July 1, 1998 for $28.5 million in cash, collectively referred to as the Koch Assets. The total purchase price is comprised as follows (000s):


Cash consideration for Koch Assets ..............................     $  212,500
2 million Common Units at $13.83 per unit .......................         27,660
2 million Subordinated Units at $6 per unit .....................         12,000
General Partner contribution of approximately 2% ................            793
Transaction costs ...............................................         11,000
                                                                      ----------
    Total purchase price ........................................     $  263,953
                                                                      ==========

     The preliminary allocation of the purchase price to Property, Plant and Equipment (PP&E), Inventory and Accrued Liabilities is based upon their estimated fair values as follows (000s):


Inventory .......................................................     $   30,138
PP&E ............................................................        233,815
Accrued Liabilities .............................................         11,000


     It is expected that the PP&E acquired from Koch will have an average useful life of approximately 13 years. The pro forma adjustments are based on preliminary information about the Koch Assets. Final purchase price allocations will be based on more complete evaluations and may differ from those shown herein.

(B) Record financing arrangements with Enron Corp. ("Enron") to fund the cash portion of the purchase of certain crude oil gathering and transportation assets from Koch on December 1, 1998 for $184 million, consisting of a $77 million bridge loan and $107 million of term debt, as well as the purchase of similar Koch assets in West Texas by EOTT on July 1, 1998 for $28.5 million, which was financed through additional debt with Enron. The interest rate on the term debt is London Interbank Offered Rate (LIBOR) plus 300 basis points. The interest rate on the bridge loan is initially LIBOR plus 400 basis points. At the end of each three-month period, the spread on the bridge loan will increase by 25 basis points.

(C) As a condition of the financing arrangements with Enron, the existing Note Payable - Affiliate will be redeemed and reissued for term debt, thus bringing the total drawn on the term debt to $175 million.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    EOTT ENERGY PARTNERS, L.P.
                                    (A Delaware Limited Partnership)

Date: December 14, 1998             By:  EOTT ENERGY CORP. as
                                         General Partner


                                    /s/  LORI L. MADDOX
                                    --------------------------------------------
                                    Lori L. Maddox
                                    Controller
                                    (Principal Accounting Officer)

                               INDEX TO EXHIBITS


EXHIBIT NO.            DESCRIPTION
-----------            -----------
   23.1        Consent of Ernst & Young LLP.